Exhibit 99.1

Rogers Corporation Reports All-Time Record Quarterly Sales for the Third Quarter of 2014

  Record quarterly net sales of $163.1 million
  Earnings per diluted share of $1.09
  Record gross margin of 39.6%
  Record operating margin of 17.4%

ROGERS, Conn.--(BUSINESS WIRE)--October 28, 2014--Rogers Corporation (NYSE:ROG) today announced results for the third quarter of 2014, reporting all-time record net sales of $163.1 million and net income from continuing operations of $1.09 per diluted share. Net sales and net income from continuing operations exceeded the Company’s guidance provided on July 29, 2014 of $153 to $159 million in net sales and net income from continuing operations of $0.65 to $0.75 per diluted share. Third quarter 2013 net sales were $142.8 million with net income from continuing operations of $0.76 per diluted share, which included net special charges of $0.06 per diluted share.

Bruce D. Hoechner, President and CEO commented: “We are very pleased to report that in the third quarter, we set another all-time quarterly revenue record and posted our seventh consecutive quarter of year-over-year revenue growth. All three of our business segments contributed solid results and, overall, we saw strong gains in both gross margin and operating margin resulting in excellent earnings. These strong results were driven by the success we achieved in a number of higher growth markets, as well as our disciplined approach to operational improvements. Specifically, in the area of margin expansion, we continue to benefit from our implementation of manufacturing process improvements, enhancements of our business systems and processes, and high value products created through our market-driven innovation efforts.”

Business Segment Discussion

Printed Circuit Materials
Printed Circuit Materials reported all-time record quarterly net sales of $63.4 million for the third quarter of 2014, an increase of 34.5% from the $47.1 million reported in the third quarter of 2013. This strong growth was driven primarily by significant demand for high frequency circuit materials to support wireless base station and antenna applications in connection with the global 4G/LTE infrastructure build-out, automotive radar applications for Advanced Driver Assistance Systems, and certain applications in portable electronic devices for improved internet connectivity.

High Performance Foams
In the third quarter of 2014, High Performance Foams reported net sales of $46.7 million, an increase of 5.1% compared to third quarter 2013 net sales of $44.5 million. Higher demand in general industrial, battery applications for hybrid electric vehicles, consumer comfort and impact protection applications offset slightly weaker demand in portable electronics (mobile internet devices and feature phones) applications.

Power Electronics Solutions
Power Electronics Solutions reported net sales of $46.5 million for the third quarter of 2014, up 2.5% compared to third quarter 2013 net sales of $45.3 million. Results were driven by strong demand in hybrid electric vehicles, mass transit, energy efficient motor control applications and vehicle electrification (x-by-wire) applications. These increases more than offset weaker demand in laser diode and certain renewable energy applications.

Joint Ventures
Rogers’ 50% owned High Performance Foams joint ventures’ net sales totaled $12.0 million this quarter, a decrease of 26.8% compared to the $16.4 million sold in the third quarter of 2013. The decline was due to lower demand across many of their end markets.

Operational Highlights
Rogers ended the third quarter of 2014 with cash and cash equivalents of $228.0 million, an increase of $36.1 million, or 18.8%, from $191.9 million at December 31, 2013. Capital expenditures were approximately $8.5 million for the third quarter and $18.8 million year-to-date 2014, and are expected to be in the range of $25.0 to $30.0 million for the year.

The Company’s gross margin improved to 39.6% in the third quarter of 2014 from 35.8% in the third quarter of 2013. Operating margin for the third quarter of 2014 was 17.4% compared to the 13.3% GAAP (non-GAAP of 14.4%) in the third quarter of 2013, reflecting good progress on the Company’s overall goal to improve operating performance. Reconciliations of the GAAP to non-GAAP operating margin measure as well as the fourth quarter net income per diluted share guidance provided below appear at the end of this press release.

The Company’s 2014 third quarter effective tax rate was 28.6%. The Company currently projects its effective tax rate for 2014 will be approximately 28%.

Outlook
The Company projects fourth quarter 2014 net sales will be between $147 and $154 million with non-GAAP net income from continuing operations of between $0.64 and $0.76 per diluted share, excluding projected special charges of $0.17 per diluted share. GAAP net income from continuing operations is projected to be between $0.47 and $0.59 per diluted share. The estimated special non-cash charge of $0.17 per diluted share is related to the lump sum payment of certain long term pension obligations in connection with the Company’s offer to buy out certain eligible former employees as part of its continued efforts to reduce the risk and volatility associated with its defined benefit pension plans.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, advanced transportation and other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; High Performance Foams for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Printed Circuit Materials for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement
Certain statements in this press release may, including but not limited to those set forth in the Outlook section above, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “intends,” “believes,” “estimates,” “should,” “target,” “may,” “project,” “guidance,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the possibility that results in the fourth quarter of 2014 will be negatively impacted by the record sales achieved in the third quarter to the extent record sales reflected a shift in the timing of customer orders or other factors, changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; increasing competition; any difficulties in integrating acquired businesses into our operations and the possibility that anticipated benefits of acquisitions and divestitures may not materialize as expected; delays or problems in completing planned operational enhancements to various facilities; our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges; changes in product mix; the possibility that changes in technology or market requirements will reduce the demand for our products; the possibility of significant declines in our backlog; the possibility of breaches of our information technology infrastructure; the development and marketing of new products and manufacturing processes and the inherent risks associated with such efforts and the ability to identify and enter new markets; the outcome of current and future litigation; our ability to retain key personnel; our ability to adequately protect our proprietary rights; the possibility of adverse effects resulting from the expiration of issued patents; the possibility that we may be required to recognize impairment charges against goodwill and non-amortizable assets in the future; the possibility of increasing levels of excess and obsolete inventory; increases in our employee benefit costs could reduce our profitability; the possibility of work stoppages, union and work council campaigns, labor disputes and adverse effects related to changes in labor laws; the accuracy of our analysis of our potential asbestos-related exposure and insurance coverage; the fact that our stock price has historically been volatile and may not be indicative of future prices; changes in the availability and cost and quality of raw materials, labor, transportation and utilities; changes in environmental and other governmental regulation which could increase expenses and affect operating results; our ability to accurately predict reserve levels; our ability to obtain favorable credit terms with our customers and collect accounts receivable; our ability to service our debt; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in foreign currency exchange rates; and changes in tax rates and exposure which may increase our tax liabilities. Such factors also apply to our joint ventures. We make no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statements, unless required by law. Additional information about certain factors that could cause actual results to differ from such forward-looking statements include, but are not limited to, those items described in our filings with the Securities and Exchange Commission ("SEC"), including those in Item 1A, Risk Factors, of the Company's Form 10-K for the year ended December 31, 2013 and subsequent Securities and Exchange Commission filings.

Additional Information and October 29, 2014 Conference Call

For more information, please contact the Company directly, via email or visit the Rogers website.

Website Address: http://www.rogerscorp.com

A conference call to discuss 2014 third quarter results will be held on Wednesday, October 29, 2014 at 9:00AM (Eastern Time).

A slide presentation will be made available prior to the start of the call. The slide presentation can be accessed under the investor relations sections of the Rogers Corporation website (www.rogerscorp.com/ir).

The Rogers participants in the conference call will be:

Bruce D. Hoechner, President and CEO
David Mathieson, Vice President Finance and CFO
Robert C. Daigle, Senior Vice President and CTO

A Q&A session will immediately follow management’s comments.

To participate in the conference call, please call:

1-800-574-8929	Toll-free in the United States
1-973-935-8524	Internationally
There is no passcode for the live teleconference.

For playback access, please call: 1-855-859-2056 in the United States and 1-404-537-3406 internationally through 11:59PM (Eastern Time), Wednesday, November 5, 2014. The passcode for the audio replay is 98226626.

The call will also be webcast live in a listen-only mode. The webcast may be accessed through links available on the Rogers Corporation website at www.rogerscorp.com/ir. Replay of the archived webcast will be available on the Rogers website approximately two hours following the webcast.

(Financial Statements Follow)

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

	Three Months Ended		Nine Months Ended
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net sales	$163,052	$142,820	$463,187	$401,252
Cost of sales	98,504	91,634	287,583	264,347
Gross margin	64,548	51,186	175,604	136,905

Selling and administrative expenses	30,182	25,582	92,279	76,335
Research and development expenses	5,977	5,364	17,259	16,883
Restructuring and impairment charges	-	1,231	-	5,756
Operating income	28,389	19,009	66,066	37,931

Equity income in unconsolidated joint ventures	953	1,754	2,992	3,045
Other income (expense), net	(107)	(101)	(1,374)	(867)
Interest income (expense), net	(698)	(881)	(2,167)	(2,616)
Income before income tax expense	28,537	19,781	65,517	37,493

Income tax expense	8,149	6,209	19,647	11,361
Income from continuing operations	20,388	13,572	45,870	26,132
Income from discontinued operations, net of income taxes	-	-	-	102
Net income	$20,388	$13,572	$45,870	$26,234

Basic net income per share:
Income from continuing operations	$1.12	$0.79	$2.53	$1.52
Income from discontinued operations	-	-	-	.01
Net Income	$1.12	$0.79	$2.53	$1.53

Diluted net income per share:
Income from continuing operations	$1.09	$0.76	$2.46	$1.48
Income from discontinued operations	-	-	-	.01
Net Income	$1.09	$0.76	$2.46	$1.49

Shares used in computing:
Basic	18,258,709	17,244,831	18,122,599	17,141,672
Diluted	18,733,777	17,863,035	18,657,258	17,711,972

Condensed Consolidated Statements of Financial Position (Unaudited)

(IN THOUSANDS)	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$227,973	$191,884
Accounts receivable, net	106,625	85,126
Accounts receivable from joint ventures	2,171	1,897
Accounts receivable, other	6,997	2,638
Taxes receivable	439	1,578
Inventories	65,003	66,889
Prepaid income taxes	4,773	5,519
Deferred income taxes	8,381	7,271
Asbestos related insurance receivables	7,542	7,542
Other current assets	8,163	7,363
Total current assets	438,067	377,707

Property, plant and equipment, net	146,596	146,931
Investments in unconsolidated joint ventures	20,153	18,463
Deferred income taxes	41,940	44,854
Pension Asset	4,047	2,982
Goodwill	101,676	108,671
Other intangible assets	41,230	49,171
Asbestos related insurance receivables	49,508	49,508
Investments, other	507	507
Other long term assets	7,170	7,740
Total assets	$850,894	$806,534

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$24,454	$17,534
Accrued employee benefits and compensation	29,548	29,724
Accrued income taxes payable	9,438	4,078
Current portion of lease obligation	777	849
Current portion of long term debt	27,500	17,500
Asbestos related liabilities	7,542	7,542
Other accrued liabilities	22,052	12,813
Total current liabilities	121,311	90,040

Long term lease obligation	6,356	7,170
Long term debt	37,500	60,000
Pension liability	-	5,435
Retiree health care and life insurance benefits	9,649	9,649
Asbestos related liabilities	52,205	52,205
Non-current income tax	11,498	10,208
Deferred income taxes	14,999	16,077
Other long term liabilities	396	223

Shareholders’ equity
Capital stock	18,286	17,855
Additional paid in capital	130,660	110,577
Retained earnings	484,415	438,545
Accumulated other comprehensive income (loss)	(36,381)	(11,450)
Total shareholders’ equity	596,980	555,527
Total liabilities and shareholders’ equity	$850,894	$806,534

Reconciliation of non-GAAP Financial Measures to the Comparable GAAP Measures

Non-GAAP Financial Measures

Management believes non-GAAP information provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that are generally non-recurring and accordingly may not be indicative of the core business operating results. The Company believes that this additional financial information is useful to management and investors in assessing the Company’s historical performance and when planning, forecasting and analyzing future periods. However, the non-GAAP information has limitations as an analytical tool and should not be considered in isolation from, or as alternatives to, financial information prepared in accordance with GAAP.

Reconciliation of GAAP to non-GAAP Operating Margin from Continuing Operations for the Third Quarter of 2013:

The following tables include non-recurring charges related to special adjustments:

Operating Margin	Q3 2013
GAAP operating margin from continuing operations	13.3%
Severance and related charges	0.9
Curamik reorganization charges	0.2
Total special charges	1.1

Non-GAAP operating margin from continuing operations	14.4%

Reconciliation of GAAP to non-GAAP Income Per Share Guidance for the Fourth Quarter of 2014:

The following table includes non-recurring special charges related to a non-cash pension charge.

Q4 2014
Guidance Q4 2014 GAAP income per diluted share from continuing operations	$0.47 - $0.59

Add back special charges, net of tax:
Estimated expense related to non-cash pension charge	0.17
Total special adjustment charge	0.17

Guidance Q4 2014 non-GAAP income per diluted share from continuing operations	$0.64 - $0.76

CONTACT:
Rogers Corporation
Financial News Contact:
David Mathieson, 860-779-4033
Vice President Finance and Chief Financial Officer
Fax: 860-779-5509
or
Investor Contact:
William J. Tryon, 860-779-4037
Director of Investor and Public Relations
Fax: 860-779-5509
william.tryon@rogerscorp.com